EXHIBIT 10.2

DEFENSE AND ESCROW AGREEMENT

THIS DEFENSE AND ESCROW AGREEMENT (this “Agreement”) is made as of this 15th day of July , 2004 (the “Effective Date”), by and among (i) GOLF HOST RESORTS, INC., a Colorado corporation (“Borrower”), (ii) GTA-IB, LLC, a Florida limited liability company (“GTA-IB”), (iii) GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership (“Lender”), (iv) GOLF TRUST OF AMERICA, INC., a Maryland corporation (“GTA Parent”), and (v) Chicago Title Insurance Company (“Escrow Agent”). GTA-IB, Lender and GTA Parent shall be referred to collectively as “GTA” in this Agreement.

THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

A.                                   Simultaneously herewith, Borrower, GTA-IB, Lender and certain other parties are entering into a Settlement Agreement, dated as of the date hereof (the “Settlement Agreement”) which, among other things, sets forth the respective rights and obligations of Borrower and GTA-IB relating to (i) certain real and personal property (as more particularly described in the Settlement Agreement, the “Property”), (ii) Borrower’s obligations to Lender, regarding Borrower’s obligations to Lender in connection with that certain loan in the original principal amount of Seventy-Eight Million Nine Hundred Seventy-Five Thousand Dollars ($78,975,000), and maturing on June 19, 2027 (the “Loan”), and (iii) such other matters as more specifically set forth therein.  Capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the Settlement Agreement.

B.                                     Borrower and other entities are currently defending that certain lawsuits filed by William J. and Harriet J. Ball, et al., on behalf of themselves and other similarly situated parties, in the Circuit Court for the Sixth Judicial Circuit in Pinellas County, Florida, Case Numbers 99-7532-CI-007 and/or 01-008582-CI-015 (the “Ball Claims”), and may in the future defend other claims which are brought (or could have been brought) against Borrower, and which derive from or relate to the same facts and circumstances as the Ball Claims (collectively, such additional claims are referred to as the “Related Claims,” each such claim is individually a “Related Claim”) (collectively the Ball Claims and the Related Claims and any appeals thereof are referred to as the “Lawsuits;” and each of the Ball Claims and the Related Claims (any an appeal thereof) is individually a “Lawsuit”).  The settlement of the Lawsuits may require, among other things, the granting of certain operational benefits to those plaintiffs in the Lawsuits (or to those who have intervened or seek to intervene in one or more Lawsuits) (collectively, such plaintiffs and intervenors are referred to as the “Plaintiffs;” and each is individually a “Plaintiff”), subject to the settlement of the Lawsuits.

C.                                     Borrower also owns a parcel of real property commonly known as “Parcel F” and which is more particularly described on Exhibit A attached hereto (“Parcel F”).

D.                                    As a condition to GTA-IB’s and Lender’s execution of the Settlement Agreement, GTA has required (i) that Borrower and GTA agree upon their respective rights and liabilities with respect to the Lawsuits and the defense thereof, and (ii) that certain of the proceeds from any sale of Parcel F by Borrower (or any affiliate thereof) be held in escrow pending distribution in accordance with this Agreement.

E.                                      Borrower and GTA desire to enter into this Agreement to establish their respective rights and obligations with respect to (i) the defense of the Lawsuits, and (ii) the use and distribution of proceeds from any sale of Parcel F by Borrower.

NOW THEREFORE, in consideration of the foregoing premises, the covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, GTA and Escrow Agent hereby agree as follows:

1.                                       Appointment of Escrow Agent.  Escrow Agent is hereby appointed to act as escrow agent in accordance with the terms of this Agreement, and Escrow Agent hereby accepts such appointment.  Escrow Agent shall have all the rights, powers, duties and obligations set forth in this Agreement and no others.

2.                                       Defense of the Lawsuits; Participation by GTA.  Subject to the terms of the Settlement Agreement and that certain operational benefits agreement dated July 15, 2004, by and among Borrower, GTA-IB, Lender and Golf Hosts, Inc., a Florida corporation (the “Operational Benefits Agreement”), Borrower shall conduct, control and be responsible for the defense and potential settlement of the Lawsuits.  GTA-IB shall have the right to consult with Borrower regarding the Lawsuits and Borrower be obligated to keep GTA-IB regularly informed on a current basis on the status of the Lawsuits, including, without limitation, providing GTA-IB (and its counsel) with copies of all pleadings filed and received, and deposition transcripts produced in connection therewith, and Borrower and its counsel shall be generally available to answer all questions of GTA-IB and its counsel relating to the Lawsuits.  Further, Borrower acknowledges and agrees that it shall cause its counsel of record with respect to the Lawsuits, as well as any other counsel engaged by Borrower with respect to the defense of the Lawsuits (together, “Borrower’s Counsel”) to promptly and regularly (i) inform Peter T. Healy, Esq. and/or Michael Tubach, Esq. of O’Melveny & Myers LLP, counsel to GTA (“OMM”) on a current basis on the status of the Lawsuits and any negotiations regarding the settlement thereof, and (ii) provide to OMM copies of all settlement proposals, correspondence and documents related thereto and to the Lawsuits.  Borrower shall also give GTA-IB, Lender and OMM prior notice of all settlement discussions relating to the Lawsuits and allow GTA-IB, Lender and their counsel to observe (and participate in from time to time as is reasonably practicable) all such settlement discussions. GTA-IB shall cooperate (at no economic cost to it or its affiliates) and shall cause Lender to cooperate (at no economic cost to Lender or its affiliates) in all reasonable respects in seeking to settle the Lawsuits, which may include, in GTA-IB’s discretion, the offering of certain rights, or the offering to alter certain existing rights, to use the Innisbrook Golf Course, as provided in the Operational Benefits Agreement.  No such grants shall be made to a Plaintiff, except in the event that Borrower and such Plaintiff execute and deliver a complete and final settlement agreement, which provides for (i) the unconditional dismissal of such Plaintiff’s Lawsuit or Lawsuits, any and all claims raised in or related to such Plaintiff’s Lawsuit, with prejudice, and (ii) the unconditional release of each of Guarantor, Borrower, GTA-IB, Lender, GTA Parent and their respective affiliates, officers, directors, shareholders, partners, members, successors, employees, and agents from any and all liability for claims raised in or related to such Plaintiff’s Lawsuit (each such settlement agreement, a “Lawsuit Settlement Agreement”), and subject to the further conditions set forth in Section 5.2 below.  Furthermore, such settlements may include a waiver of rights of Borrower to offset any sums owed to the originally named Plaintiffs under the Innisbrook Rental Pool Master Lease Agreement effective January 1, 2002, as amended.

3.                                       Proceeds from the Sale of Parcel F.  The parties to this Agreement agree that any and all amounts received in respect of any deposit, purchase price or purchase money mortgage payments in connection with the sale or transfer or the proposed sale or transfer of Parcel F (including, without limitation, any funds received from GTA in the event it purchases Parcel F or purchaser reimbursement of sums advanced by Borrower pursuant to Section 5.1(iii)), less:  all of Borrower’s reasonably and actually incurred third-party costs and expenses incurred solely in connection with such sale, including, without limitation, all documentary, filing, recording, conveyance, transfer and intangible taxes/fees; all charges for or in connection with the recording and filing of any instrument or document to be recorded or filed; costs and expenses of or related to the issuance of the policies of title insurance; the premiums for the same and the costs of any preliminary title reports and surveys required in connection with the same; Borrower’s closing attorneys’ fees payable solely in connection with services related to the sale and conveyance of title to Parcel F; Borrower’s brokerage and conveyance fees payable to Lochmere Realty, Inc. (which fees payable to Lockmere Realty, Inc. shall not exceed 6.87% of net cash proceeds of the sale of Parcel F as and when paid by the purchaser of Parcel F); and the buyer’s agent/broker’s acquisition fee/brokerage fee, not to exceed Two Hundred Thousand Dollars ($200,000) in the aggregate (such sale proceeds less all such costs and expenses deducted therefrom, are hereinafter referred to as the “Proceeds”) shall be deposited directly into the Escrow Account (as hereinafter defined), without demand, deduction, offset or delay, and shall be disbursed only in accordance with the terms of this Agreement, without demand, deduction, offset or delay.  Borrower shall not make or seek to cause any disbursement from the Escrow Account to be made, directly or indirectly, except as expressly permitted by this Agreement and only upon five (5) days’ prior written notice thereof to Lender, in each instance, together with all relevant detail.

3.1                                 The Escrow Account.  Escrow Agent shall establish a collateral account, upon the availability of clear funds to be distributed pursuant to this Agreement, in Borrower’s name at Bank of America, National Association, which account shall be denominated “Bank of America Golf Host Resorts, Inc. by Chicago Title Insurance Company as Escrow Agent” for the benefit of Borrower and GTA (the “Escrow Account”).  Borrower shall (i) pay on a regular and current basis any and all fees and expenses incurred in connection with the maintenance and the administration of the Escrow Account, and (ii) advise GTA on a regular and current basis of Borrower’s satisfaction of such obligations.

3.2                                 Control of Escrow Account.  Escrow Agent shall administer the Escrow Account, shall be the sole signatory on the Escrow Account and shall disburse the Proceeds only in accordance with the terms of this Agreement and only upon five (5) days’ prior written notice thereof to Lender, in each instance, together with all relevant detail. Borrower shall have no right or ability to effect withdrawals from the Escrow Account and shall have no right to exercise dominion or control over the Escrow Account.

3.3                                 Notice to GTA.  Prior to making any distribution under this Agreement, including, without limitation, under Sections 3 and 5, Escrow Agent shall notify GTA and its counsel in writing of such intended distribution, in accordance with this Section 3, allowing GTA reasonable opportunity to object to any such distribution.

4.                                       Proceeds Held in Escrow.

4.1                                 Investment of Proceeds.  Funds in the Escrow Account shall be invested and/or reinvested by Escrow Agent exclusively in Permitted Investments.  As used herein, “Permitted Investments” shall mean any of the following liquid secondary market investments of excess cash with a maximum life of any one security not to exceed one year:  (a) marketable securities issued by the United States of America and agencies thereof or guaranteed by the United States of America; (b) marketable securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality with a minimum rating of A1/P1;AA/Aa2 or MIG-1, VMIG1; (c) certificates of deposit and time deposits issued by commercial banks organized under the laws of the United States of America or any state thereof or by any other domestic depository institution if such certificates of deposit are fully insured by the Federal Deposit Insurance Corporation; (d) commercial paper maturing not more than one year from the date of issue, and rated not lower than “P-1” or the then-equivalent rating by Moody’s Investors Service, “A-1” or the then-equivalent rating by Standard & Poor’s Corporation, or the then equivalent rating by Fitch or Duff & Phelps; (e) repurchase agreements with financial institutions organized under the laws of the United States of America or any state thereof, provided that, such institution is rated not lower than A1/P1; (f) auction rate products provided that such products are rated not lower than A1/P1; (g) collateralized mortgage obligations and asset backed securities provided that such obligations or securities are rated not lower than A1/P1; (h) corporate debt obligations , provided that such obligations are rated not lower than double A (Aa) (AA) or equivalent; and (i) shares of money market funds that have at least ninety-five percent (95%) of their assets invested continuously in the types of investments referred to in clauses (a) through (h) above.  Any income earned on the Escrow Account shall be held in the Escrow Account and shall constitute and be added to the Proceeds, and all income taxes and other taxes thereon shall be allocated to and shall be payable by Borrower in a prompt and timely manner.  To the extent that Borrower actually and unconditionally pays such taxes, the amounts of Proceeds it receives shall be increased in an amount sufficient to compensate Borrower (“grossed-up”) for such taxes paid, provided that such amount shall not exceed the total amount of interest earned on the Escrow Account.

5.                                       Use and Disposition of Proceeds.

5.1                                 Closing Date Disbursements.  On the date of the sale of Parcel F to a third party (the “Closing Date”) pursuant to a purchase and sale agreement (the “Purchase Agreement”), Escrow Agent shall disburse a portion of the Proceeds as follows:

(i)                                     FIRST, One Hundred Thousand Dollars ($100,000) to GTA-IB (or GTA-IB’s designee), in respect of fees and related costs, including, without limitation, attorneys’ fees, incurred by GTA-IB in connection with GTA-IB’s negotiation, preparation and review of any iteration of a Parcel F Development Agreement, whether incurred before or after the Effective Date (the “Parcel F Development Agreement”), by and among GTA-IB, Borrower and Bayfair Innisbrook, L.L.C., a Florida limited liability corporation or any other purchaser (subject to the provisions of Section 8.2(b) of the Settlement Agreement) to be consented to by Lender in writing, and all other documents attached thereto, regardless whether such agreement is ultimately executed or is effective;

(ii)                                  SECOND, One Million Dollars ($1,000,000) distributed 70% to Lender and 30% to Borrower; and

(iii)                               THIRD, to Borrower (or Borrower’s designee), (a) an amount respecting the reasonable and actually incurred attorneys’ fees and related costs paid or payable to Borrower’s Counsel in connection with the defense of the Lawsuits, which amount shall not  exceed Two Million Four Hundred Thousand Dollars ($2,400,000) in the aggregate for such attorneys’ fees and related costs incurred for the period from June 30, 2002 through the Effective Date (the “Maximum Amount”); and (b) any reasonable and actually incurred attorneys’ fees and related costs paid or payable to Borrower’s Counsel in connection with the defense of the Lawsuits which are incurred after the Effective Date, which amount (as described in this subpart (b) of Section 5.1(iii) shall not be subject to any maximum limitation.  Notwithstanding anything to the contrary in this Agreement, the Settlement Agreement or the Operational Benefits Agreement, in the event that Borrower (or its affiliates) recover attorneys’ fees and related costs (or a portion thereof) from the Plaintiffs of the Lawsuits, such recovered amount shall be fully disclosed to GTA-IB and shall automatically reduce the Maximum Amount dollar for dollar to the extent received.

5.2                                 Disbursement of Net Proceeds.  The Proceeds remaining after the disbursement of the amounts set forth in Section 5.1 above (such remaining proceeds, together with any amounts received by Borrower or Grantor relating to the Litigation Interest (as defined in the Settlement Agreement), without offset, are collectively referred to as the “Net Proceeds”) shall continue to be held in the Escrow Account by Escrow Agent and shall be disbursed to the persons set forth below in the order of priority set forth immediately below within five (5) days after the date upon which GTA notifies Escrow Agent in writing (the “Release Notice”) that it has received evidence satisfactory to GTA, in its reasonable discretion, that a Lawsuit has been settled by the parties thereto pursuant to a fully executed settlement agreement and a properly filed dismissal with prejudice, wherein GTA and its affiliates, agents, employees, officers, directors and members or partners have been unconditionally released with prejudice with respect to the Lawsuit and any and all claims or potential claims relating to the subject matter thereof), or that the Lawsuit has been fully and finally adjudicated (with no possibility of further appeal) (collectively, such settlement or full and final adjudication are herein referred to as a “Final Lawsuit Resolution”).  GTA shall deliver the Release Notice in a reasonably prompt manner upon GTA’s receipt of a Final Lawsuit Resolution.  Upon Escrow Agent’s receipt of a Release Notice, Escrow Agent shall promptly disburse a portion of the Net Proceeds (without demand, deduction, offset or delay) as shall be reasonably determined in good faith by Borrower, to the extent available (provided, however, that Borrower shall have (i) first considered reasonably and in good faith (and taking into account such relevant facts and circumstances in making its determination) all the relevant facts and circumstances, including, without limitation, the best interests of GTA, Borrower and Borrower’s affiliates, and shall expressly not act in the sole best interests of Borrower or Borrower’s affiliates, and (ii) given prompt written notice of such determination to GTA-IB) in the amounts and in the order set forth immediately below (together with concurrent written notice to Lender):

(i)                                     FIRST, to Escrow Agent for any amounts due and payable to Escrow Agent under this Agreement;

(ii)                                  SECOND,

(a)  to Borrower, (i) an amount up to One Hundred Thousand Dollars ($100,000) to reimburse Borrower those certain engineering costs actually incurred by Borrower in connection with the sale of Parcel F and not otherwise reimbursed, and (ii) an amount up to Two Hundred Thousand Dollars ($200,000) to reimburse Borrower for its reasonable legal fees incurred after Borrower’s filing of that certain Parcel F Final Site Plan with Pinellas County, Florida, to the extent not otherwise reimbursed; and then,

(b)  in the event any of the GTA Parties (as defined in the Settlement Agreement) are joined as parties to the Lawsuits by one or more of the Plaintiffs to the Lawsuits, an amount for the GTA Parties’ third party legal fees and costs incurred with respect to the Lawsuits, subject to a maximum aggregate amount of Fifty Thousand Dollars ($50,000);

(iii)                               THIRD, to the Plaintiffs in a Lawsuit (or to Borrower to the extent that Borrower has actually and unconditionally paid such amount to Plaintiffs in a Lawsuit and has received and filed a dismissal with prejudice with respect thereto) an amount reasonably determined by Borrower in good faith to be paid pursuant to the Lawsuit Settlement Agreement;

(iv)                              FOURTH, subject to the provisions of Section 5.2 of this Agreement, to the GTA Parties, all amounts which represent the costs and expenses incurred by GTA and/or the GTA Parties, including, without limitation, attorneys’ fees, other than in relation to the Lawsuits, which Borrower and/or Guarantor are required to pay to the GTA Parties pursuant to the indemnification provisions of Sections 5.1, 5.2 and 7.2(a) of the Settlement Agreement, provided that such amount when added to Borrower’s Tax Payment shall not exceed the Indemnified Amount (as defined in Section 10.3(c) of the Settlement Agreement);

(v)                                 FIFTH, subject to the provisions of Section 5.2 of this Agreement, to the GTA Parties, an amount equal to any and all costs, expenses (including, without limitation, legal and investigatory fees, costs and expenses payable to Dechert LLP and/or Borrower’s Local Counsel, but specifically excluding any counsel retained by any of the GTA Parties (unless Dechert LLP shall not agree to defend, or is not able to defend for ethical or other reasons, the GTA Parties and except as provided below), liability, claim, loss, judgment or damage of any kind or nature arising out of or in connection with the Lawsuits, not including any indirect or consequential damages incurred by any of the GTA Parties;

(vi)                              SIXTH, subject to the provisions of Section 5.2 of this Agreement, to the GTA Parties, all amounts which Borrower and/or Guarantor are required to pay to the GTA Parties pursuant to the indemnification provisions of this Agreement, the Parcel F Development Agreement, the Operational Benefits Agreement and that certain Joint Defense Agreement by and among Borrower, Guarantor, GTA-IB, the GTA Parent and certain other parties to the extent not otherwise paid to the GTA Parties; provided that such amount paid under this Section 5.2(vi) when added to the amounts, if any, distributed under Section 5.2(v) and the Borrower’s Tax Payment shall not exceed the Indemnified Amount (excluding from the Indemnified Amount Losses arising from the Lawsuits); and

(vii)                           SEVENTH, subject to the provisions of Section 5.2 of this Agreement, after any and all claims have been satisfied and/or contingent or threatened claims have been reserved for in the reasonable judgment of GTA and Borrower, Escrow Agent shall pay all remaining Net Proceeds as follows:  (1) seventy percent (70%) of such remaining amount to GTA, and (2) thirty percent (30%) to Borrower; provided, however, that if the amount paid under paragraph (iii) of this Section 5.2 is less than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000), then, prior to distributing the remaining Net Proceeds as earlier provided in this paragraph (vii), Escrow Agent shall first distribute a dollar amount which equals the difference between (a) Three Million Two Hundred Fifty Thousand Dollars ($3,250,000), and (b) the amounts paid under paragraph (iii) of this Section 5.2 as follows:  (1) fifty percent (50%) of such amount to Borrower, and (2) fifty percent (50%) to GTA.

5.3                                 Promissory Notes.  In the event that any portion of the Parcel F sales price shall be paid in the form of a promissory note (any “Parcel F Note”) in favor of Borrower, Lender shall have the right to (i) review the proposed Parcel F Note, the credit and collateral securing the same, and other loan documents, and (ii) provide commercially reasonable comments thereto regarding the terms and conditions contained in such documents (the “GTA Financing Comments”), and Borrower shall, in a writing signed by the purchaser of Parcel F,  endorse to GTA-IB the Parcel F Note (and assign all security and other legal instruments to GTA-IB) and deliver the Parcel F Note (and the security and other legal instruments) to Escrow Agent.  GTA-IB and Borrower shall direct the payor under the Parcel F Note to deliver all payments to Escrow Agent, which sums, for purposes of this Agreement, shall be considered Proceeds.  Borrower shall in good faith use commercially reasonable efforts to incorporate the GTA Financing Comments into the Parcel F Note and shall, prior to finalizing the Parcel F Note (and the security and other legal instruments related thereto), notify Lender of which, if any, of the GTA Financing Comments were not agreed to by the Parcel F buyer on a good faith, commercially reasonable basis, and Lender shall have an additional opportunity to provide its commercially reasonable comments to the revised draft Parcel F Note and the security and other legal instruments (the “Revised GTA Financing Comments”).  Borrower shall be entitled to disbursements from the Net Proceeds being held in the Escrow Account, any and all reasonable and customary costs and expenses actually incurred by Borrower in connection with the collection of any obligations under the Parcel F Note, including, without limitation, reasonable attorneys’ fees and related costs.  It is understood and agreed that Borrower shall have sole responsibility for collecting amounts due under any Parcel F Note (and/or under the security and other legal instruments related thereto) and shall remit such collections to the Escrow Account; provided, however, Borrower shall use diligent, good faith efforts to collect all sums due under any Parcel F Note (and/or under the security and other legal instruments related thereto) on or before the later of (i) two (2) years after the closing of the sale of Parcel F, and (ii) December 31, 2005.  GTA-IB shall reasonably cooperate and provide Borrower with documents which may be reasonably required by Borrower to enable or assist Borrower in collecting sums due under any Parcel F Note (and/or under the security and other legal instruments related thereto), which shall expressly not include a power of attorney.  Borrower shall have no liability to Lender for failure to collect any amounts due under any Parcel F Note (and/or under the security and other legal instruments related thereto), except to the extent resulting from Borrower’s failure to diligently and in good faith seek to collect the same in a commercially reasonable manner, gross negligence, self-dealing, any willful misconduct or fraud of Borrower.

6.                                       Other Liens, Encumbrances or Agreements.

6.1.                              Grants of Rights. Except as otherwise provided in the Settlement Agreement, Borrower shall not directly or indirectly grant or agree to grant any person (i) any lien or any other right in the Proceeds or Net Proceeds, or (ii) any right in or to Borrower or any assets of Borrower.  Notwithstanding anything contained in this Agreement or in the Settlement Agreement, Borrower may enter into that certain purchase agreement for the sale of Parcel F, which is more particularly described on Exhibit B attached hereto.

6.2.                              Intentionally deleted.

6.3.                              Sale of Parcel F.

(a)                                  If at any time after the Effective Date, Borrower desires to sell Parcel F to a bona fide, unaffiliated, creditworthy third-party for a price less than Six Million Nine Hundred Thousand Dollars ($6,900,000) (an “Asset Sale”), Borrower (in, and only in, such case of a sale for a price less than Six Million Nine Hundred Thousand Dollars ($6,900,000)) shall have the right to consummate the sale thereof at that price provided Borrower shall first give to GTA written notice thereof (an “Offer Notice”), which Offer Notice shall set forth the cash price (the “ROFO Price”), Borrower would be willing to accept to consummate such sale.  The Offer Notice shall also set forth the following information with respect to the terms Borrower would be willing to accept to consummate such sale (the “Other Terms”):  (i) the anticipated closing date; (ii) the amount, if any, Borrower would be willing to finance (i.e., purchase money financing in the form of a promissory note secured by Parcel F); (iii) a form of deed which is substantially in the form which Borrower would provide with respect to such sale; and (iv) the terms regarding the obligation (as between Borrower and potential buyer) to pay the following closing costs:  title insurance stamp/transfer taxes.  Within sixty (60) days of receipt of an Offer Notice (the “Exercise Period”), GTA shall have the right to offer to purchase Parcel F at the ROFO Price and subject to the Other Terms (except as regards the closing date which is set forth in the Offer Notice only for informational purposes), by giving written notice of such election within the Exercise Period (the “ROFO Election”), which offer shall be irrevocable and accompanied by a non-refundable deposit equal to five percent (5%) of the ROFO Price, subject to Borrower’s performance.

(b)                                 If GTA does not timely make a ROFO Election, GTA shall be deemed to have elected not to purchase Parcel F.  If no timely ROFO Election is made by GTA, Borrower shall be free to initiate and consummate the Asset Sale within one hundred eighty (180) days after the expiration of the Exercise Period at a price determined by Borrower, but which price must in no event be less than ninety-five percent (95%) of the ROFO Price and, except as set forth herein, subject to the Other Terms.  The parties hereto agree that the amount of financing, if any, provided by Borrower as well as the terms regarding the obligation to pay the closing costs (title insurance and stamp/transfer taxes) may differ by five percent (5%) from that set forth in the Other Terms without any obligation of Borrower, or right of GTA, triggered by virtue of such deviations from the Other Terms.  Such Asset Sale shall be consummated within nine (9) months after the expiration of the Exercise Period.

(c)                                  If GTA has timely delivered a ROFO Election, Borrower shall accept such offer at the ROFO Price and subject to the Other Terms set forth in the Offer Notice.  Borrower and GTA shall consummate the ROFO Sale on an “as is” and “where is” basis, except for materially, but not necessarily exactly, the warranties, if any, contained in the form of deed which is part of the Other Terms, within ninety (90) days after the date of the ROFO Election.  If GTA has timely delivered a ROFO Election, but thereafter the sale contemplated thereby fails to close within a sixty (60) day period by reason of GTA’s sole default (and not any default by Borrower), then GTA shall be in material default under this provision hereof (and no others) and the five percent (5%) deposit shall be forfeited as Borrower’s sole remedy and as GTA’s sole liability.  In the event of GTA’s material default hereunder as aforesaid, which GTA has not substantially cured after written notice from Borrower and the passage of a cure period of not to exceed ten (10) business days, without limiting any of the rights of Borrower or GTA hereunder, at law or in equity, Borrower shall have the right to consummate the ROFO Sale described in the Offer Notice to non-affiliated third parties for a cash price determined by Borrower (without regard to the ROFO Price) and on such other terms and conditions as Borrower reasonably determines, and shall have a nine (9) month period to consummate such or any other ROFO Sale.  Further, GTA shall not thereafter be entitled to give a ROFO Election and Borrower shall have no further obligations whatsoever under this provision.

(d)                                 Promptly after the execution of a contract for an Asset Sale, Borrower shall deliver to GTA a true, correct and complete copy of the contract therefor (including all exhibits and schedules).

(e)                                  If an Asset Sale is not initiated or consummated within the nine (9) month period described above, the rights of GTA under this Section 6.3, provided it has not defaulted hereunder (and such default has not been cured), shall be fully restored and reinstated.

(f)                                    Subject to GTA’s rights set forth herein and otherwise, with respect to an Asset Sale, Borrower shall have the right to execute customary contracts, agreements or certifications to effectuate the consummation of the Asset Sale.

6.4.                              Original Bayfair Agreement. Borrower represents and warrants that (a) it has provided a true, correct and complete copy of the Original Bayfair Agreement to GTA-IB, (b) the Original Bayfair Agreement, as amended and restated as of June 29, 2004, remains in full force and effect, and has not been amended, (c) there exists no default (and no event or existing condition that, with the passage of time, would be considered a default) under the Original Bayfair Agreement, (d) except for the Original Bayfair Agreement and the agreements provided for therein, Borrower has not entered into any other agreement, side letter, or understanding, in writing or otherwise, with respect to the sale of Parcel F, and (e) it shall provide true, correct and complete copies of all amendments to the Original Bayfair Agreement to GTA-IB promptly upon execution.

7.                                       Books, Records, and Statements.  Escrow Agent shall at all times during the term of this Agreement keep and maintain true, correct, complete and current books and records with respect to the Escrow Account, and all investments thereof, earnings thereon and disbursements therefrom.  Escrow Agent shall provide monthly statements to Borrower and GTA showing the balance of the Escrow Account, the earnings thereof and the disposition of earnings.

8.                                       Expenses.  All fees and expenses of Escrow Agent, including its reasonable and actually incurred attorneys’ fees and related costs as may be incurred by Escrow Agent in connection with the administration of the Escrow Account and this Agreement, any amendment, modification, interpretation, collection, enforcement of this Agreement and the investment of the Net Proceeds, shall be payable to Escrow Agent as provided in Section 5 above.

9.                                       Hold Harmless.  Borrower and GTA, jointly and severally, hereby agree to indemnify, protect, save and hold harmless Escrow Agent, and its successors and assigns, pursuant to this Agreement, from any and all liabilities, obligations, losses, damages, claims, actions, suits, costs or expenses (including, without limitation, reasonable attorneys’ fees) of whatsoever kind or nature imposed on, incurred by or asserted against Escrow Agent which in any way relate to or arise out of the execution and delivery of this Agreement and any action taken under this Agreement; provided, however, that neither Borrower nor GTA shall have any such obligation to indemnify, protect, save and hold harmless Escrow Agent or its successors or assigns, from or against any liability incurred by, imposed upon or established against Escrow Agent for its own willful misconduct, gross negligence or fraud.

10.                                 Security Interest.  Borrower hereby grants to GTA (and/or GTA’s designee) a first priority security interest in the Escrow Account equal to one hundred twenty percent (120%) of GTA’s interest in the Net Proceeds described in Section 5.2 above, and Borrower agrees that it shall take any and all further actions, including, without limitation, executing security agreements, account control agreements and/or UCC financing statements as may be reasonably required and prepared by GTA to effect the foregoing or in furtherance of implementing the same.

11.                                 Relationship.  Borrower agrees that none of GTA or any of its officers, directors, managers, partners, shareholders, members, employees or agents, shall have any fiduciary obligations or trust obligations with respect to the Proceeds or Net Proceeds or other amounts received or with respect to the sale of Parcel F.  GTA agrees that none of Borrower, Guarantor or any of their respective officers, directors, managers, partners, shareholders, members, employees or agents, shall have any fiduciary obligations or trust obligations with respect to the Proceeds or Net Proceeds or other amounts received or with respect to the sale of Parcel F.  This Agreement does not constitute a partnership agreement, or any other association between GTA and Borrower.

12.                                 Notices.  All notices required hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties as set forth below:

If to GTA:

Golf Trust of America, L.P.
14 North Adger’s Wharf
Charleston, South Carolina 29401
Tel.:	(803) 723-4653
Fax:	(803) 723-0479
Attn:	Mr. W. Bradley Blair, II

Copy to:

O’Melveny & Myers LLP
Embarcadero Center West
275 Battery Street, Suite 2600
San Francisco, California 94111
Attn:	Peter T. Healy, Esq.
Tel.:	(415) 984-8833
Fax:	(415) 984-8701

If to Borrower:

Golf Host Resorts, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attn:	Mr. Merrick R. Kleeman
Tel.:	(203) 422-7710
Fax:	(203) 422-7810

Copies to:

Dechert LLP
90 State House Square
Hartford, Connecticut 06103
Attn:	John J. Gillies, Jr., Esq.
Tel.:	(860) 524-3938
Fax:	(860) 524-3930

and

Rinaldi, Finkelstein & Franklin
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attn:	Steven Finkelstein, Esq.
Tel.:	(203) 422-7767
Fax:	(203) 422-7867

If to Escrow Agent:
Chicago Title Insurance Company South Florida Business Center
2701 Gateway Drive, Pompano Beach,
Florida 33069
Attn:	Earline Woods, Escrow Manager
Tel.:	(954) 971-2200
Fax:	(954) 971-4111

13.                                 Termination of Escrow.  This Agreement, and the Escrow Account provided for in this Agreement, shall automatically terminate upon (a) disbursement by Escrow Agent of all of the Net Proceeds pursuant to Section 5 hereof, excepting in the event of any pending or threatened litigation pertaining to any of the issues herein or with respect to this Agreement, or (b) receipt by Escrow Agent of joint written instructions by Borrower and GTA indicating both parties’ election to terminate this Agreement.

14.                                 No Personal Liability.  In no event, and notwithstanding anything contained herein or elsewhere, shall any of the respective past, present or future officers, directors, managers, partners, members, stockholders, employees, representatives, trustees, advisors, attorneys or other agents of each of Borrower, Guarantor, GTA-IB, Lender and the GTA Parent (or any of their respective affiliates) be personally liable under or in connection with this Agreement, the Settlement Agreement or the Operational Benefits Agreement whatsoever. Each of the parties to this Agreement, the Settlement Agreement or the Operational Benefits Agreement and each of such parties’ respective successors and assigns does hereby waive any such personal liability or any right to make such a claim against any of the others.

15.                                 Construction.  Borrower and GTA acknowledge that each such party and its counsel have reviewed and revised this Agreement, and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement.  The captions in this Agreement are for convenience or reference only and shall not be used to interpret this Agreement.

16.                                 Terms Generally.  The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

17.                                 Confidentiality.  For so long as no party under this Agreement is in default under the terms of this Agreement, GTA, Borrower and Escrow Agent shall keep the existence of, the terms and conditions of this Agreement and the information or documentation provided in connection with this Agreement, the Settlement Agreement and the Operational Benefits Agreement, strictly confidential, except as follows: (i) such disclosures as are necessary to consummate the transactions contemplated hereunder; (ii) such internal disclosures, disclosures to attorneys, accountants, advisors and servicers, and disclosures to investors and rating agencies as are required by the respective parties’ operating policies and procedures and as may be required by the Securities and Exchange Commission; and (iii) such disclosures as are required by law, including pursuant to the service of judicial process.  The parties acknowledge that this provision constitutes material consideration for their respective obligations hereunder, and the breach thereof may result in irreparable injury to a party, entitling such party to specific performance of the terms hereof.

18.                                 Waivers.  No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party, and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

19.                                 Applicable Law.  This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware. Any action or proceeding arising from or relating to this Agreement shall be brought in the State of Delaware, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.

20.                                 Severability.  If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

21.                                 Entire Agreement.  This Agreement constitutes the entire and final agreement among the parties with respect to the terms of the Escrow Account and there are no agreements, understandings, warranties, or representations among the parties with respect thereto except as set forth herein.

22.                                 Miscellaneous.  The Exhibits attached to this Agreement are hereby made a part of this Agreement.  This Agreement shall benefit and bind Borrower, GTA and Escrow Agent and their respective representatives, successors and assigns.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.  This Agreement may not be amended or modified except by a written instrument signed by Borrower, GTA and Escrow Agent.

23.                                 Attorneys’ Fees and Costs.  In the event of any dispute between the parties hereto in connection with this Agreement, the prevailing party in any judicial action shall be entitled to reasonable attorneys’ fees and costs.

[Signatures commence on the following page]

IN WITNESS WHEREOF, Borrower, GTA and Escrow Agent have executed this Agreement as of the Effective Date.

“BORROWER”

GOLF HOST RESORTS, INC.,
a Colorado corporation

By:	/s/ Merrick Kleeman
Name: Merrick Kleeman
Title: President

“GTA-IB”

GTA-IB, LLC,
a Florida limited liability company

By:	/s/ W. Bradley Blair, II

By:	/s/ W. Bradley Blair, II
Name: W. Bradley Blair, II
Title: President

“LENDER”

GOLF TRUST OF AMERICA, L.P.,
a Delaware limited partnership

By:	GTA GP, Inc., a Maryland corporation, its general partner

By:	/s/ W. Bradley Blair, II
Name: W. Bradley Blair, II
Title: President

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“GTA Parent”

GOLF TRUST OF AMERICA, INC., a Maryland corporation

By:	/s/ W. Bradley Blair, II
Name: W. Bradley Blair, II
Title: President and Chief Executive Officer

“ESCROW AGENT”

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Earline Woods
Name: Earline Woods
Title: Escrow Manager

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